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                                                                    EXHIBIT 10.7


Lease made as of the 28th day of February, 1999, between SLG GRAYBAR LLC, having an office at 70 West 36th Street, New York, New York 10018 hereinafter referred to as "Landlord" or "Lessor", and TALK CITY, INC., a corporation having an office at 307 Orchard City Drive, Campbell, California 95008 hereinafter referred to as "Tenant" or "Lessee".

Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Rooms 414-415 on the fourth (4th) floor of the building approximately as indicated on the plan attached hereto and made a part hereof (said space is hereinafter called the "premises") in the building known as the Graybar Building, 420 Lexington Avenue in the County of New York, City of New York, for a term of five (5) years ("the building" to commence on the 1st day of March 1999, and to expire on the 29th day of February 2004, or until such term shall sooner end as in Article 12 and elsewhere herein provided, both dates inclusive, at a fixed annual rental (subject to Articles 23 and 41) at the annual rate of $95,648.00 per annum for the period commencing ?? 1, 1999 through March 31, 2001 and $101,626.00 per annum for the period commencing ?? 1, 2001 through March 31, 2004 payable in equal monthly installments in advance on the first day of each month, except that the first installment of rent due under this lease shall be paid by Tenant upon its execution of this lease, unless this lease be a renewal.

Landlord and Tenant covenant and agree:

                                    PURPOSE

     1. Tenant shall use and occupy the premises only for sales & administrative offices relating to Tenant's business, and for no other purpose.

                           RENT AND ADDITIONAL RENT.

     2. Tenant agrees to pay rent as herein provided at the office of Landlord or such other place as Landlord may designate, ?? payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City Clearing House Bank, and, 2B without any set off or deduction whatsoever. Any sum other than fixed rent payable hereunder shall be deemed additional rent and due on demand.

                                  ASSIGNMENT.

     3. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this lease, or sublet or permit all or part of the premises to be used by others, without the prior written consent of Landlord in each instance. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or sublessee of this lease or a majority of the total interest in any partnership tenant or sublessee, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, and the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership shall be deemed an assignment of this lease or of such sublease. The merger or consolidation of a corporate tenant or sublessee where the net worth of the resulting corporation is less than the net worth of the tenant or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If without Landlord's written consent this lease is assigned, or the premises are sublet or occupied by anyone other than Tenant, Landlord may accept the rent from such assignee, subtenant or occupant, and apply the net amount thereof to the rent herein reserved, but no such assignment, subletting, occupancy or acceptance of rent shall be deemed a waiver of this covenant. Consent by Landlord to an assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease.

                                   DEFAULT.

     4. Landlord may terminate this lease on ?? days' notice: (a) if rent or additional rent is not paid within ?? days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within, ?? days after
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written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said: ?? days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant, 4C or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed or any portion of Tenant's property and such appointment is not vacated within twenty (20) days; or (e) if an execution or attachment shall be issued under which the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the premises become and remain ?? for a period often (10) days; or (g) if Tenant shall default beyond any grace period under any other lease between Tenant and Landlord; or (h) if Tenant shall fail to move into or take possession of the premises within, 4E days after commencement of the term of this lease.

     At the expiration of the, 4A day notice period, this lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease, but Tenant shall remain liable as hereinafter provided.

                                RELETTING, ETC.

     5. If Landlord shall re-enter the premises on the default 5B of Tenant, by summary proceedings: (a) Landlord may re-let the premises or any part thereof as Tenant's agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this lease, and may grant concessions or free rent. (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this lease, through such reletting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In computing the net amount of rents collected through such re-letting. Landlord may deduct all expenses incurred in obtaining possession or re-letting the premises, including 5A legal expenses and fees, brokerage fees, the cost of restoring the premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease.
(c) Tenant hereby expressly waives any right of redemption granted by any present or future law. "Re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy, (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord's re-entry is the result of Tenant's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

     If Landlord re-enters the premises for any cause, or if Tenant abandons or vacates the premises, and after the expiration of the term of this lease, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceedings against Tenant based upon such default, then Tenant will reimburse Landlord for the legal expenses and fees thereby incurred by Landlord.

                          LANDLORD MAY CURE DEFAULTS.

     6. If Tenant shall default in performing any covenant or condition of this lease. Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord within, 6A days of rendition of any bill or statement therefor, and if Tenant's lease term shall have expired al the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.
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                                  ALTERATIONS.

     7. Tenant shall make no decoration, alteration, addition or improvement in the premises, without the prior written consent of Landlord, 7A and then only by contractors or mechanics and in such manner and with such materials as shall be approved by Landlord. 7A 7B All alterations, additions of improvements to the premises, including window and central air conditioning equipment and duct work, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord 7C and shall be surrendered with the premises at the expiration or sooner termination of the term of this lease. Any such alterations, additions and improvements which Landlord shall designate, shall be removed by Tenant and any damage repaired, at Tenant's expense, prior to the expiration of the term of this lease.

                                     LIENS

     8. Prior to commencement of its work in the demised premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form satisfactory to Landlord's counsel, signed by architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that said architect, engineer, or designer thereafter no longer is providing services with respect to the demised premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the premises. Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the premises or the building, after payments to the contractors, etc., subject to any then applicable provisions of the Lien law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the premises or the building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within twenty (20) days after notice thereof.

                                    REPAIRS.

     9. Tenant shall take good care of the premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees. During the term of this lease, Tenant may have the use of any air-conditioning equipment located in the premises, and Tenant, at its own cost and expense, shall maintain and repair such equipment and shall reimburse Landlord, in accordance with Article 41 of this lease, for electricity consumed by the equipment. The exterior walls of the building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the premises demised by this lease, and Landlord hereby reserves all rights to such parts of the building. 9A

                                  DESTRUCTION.

     10. If the premises shall be partially damaged by fire or other casualty, the damage shall be repaired at the expense of Landlord, but without prejudice to the rights of subrogation, if any, of Landlord's insurer, 10B Landlord shall not be required to repair or restore any of Tenant's property or any alteration or leasehold improvement made by or for Tenant at Tenant's expense. The rent shall abate in proportion to the portion of the premises not usable by Tenant. Landlord shall not be liable to Tenant for any delay in restoring the premises. Tenant's sole remedy being the right to an abatement of rent, as above provided. If the premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the premises, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than ten
(10) days after such notice is given. ?? Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law. Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. ?? Tenant hereby expressly waives the provisions of Section 227 of the Real Property law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.
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                                 END OF TERM.

     11. Tenant shall surrender the premises to Landlord at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the premises after expiration or termination of the term of this lease, a sum equal to ?? times the average rent and additional rent which was payable per month under this lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease. At any time during the term of this lease. 11B Landlord may exhibit the premises to prospective purchasers or mortgagees of Landlord's interest therein. During the last year of the term of this lease. 11B Landlord may exhibit the premises to prospective tenants.

                        SUBORDINATION AND ESTOPPEL, ETC.

     12. Tenant has been informed and understands that Landlord is the SubTenant under a lease of the land and entire building of which the premises form a part (hereinafter called the "Master Lease"). This lease is and shall be subject and subordinate to the Master Lease and all other ground and underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby appoints Landlord as tenant's irrevocable attorney-in-fact to execute any document of subordination on behalf of Tenant. 12A In the event that the Master Lease or any other ground or underlying lease is terminated or any mortgage foreclosed, this lease shall not terminate or be terminable by Tenant (except as hereinafter provided as to Master Lease expiration of term) unless Tenant was specifically named in any termination or foreclosure judgment or final order. In the event that the Master Lease or any other ground or underlying lease is terminated as aforesaid, or expires (as hereinafter provided), or if the interests of Landlord under this lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then tenant will, at the option to be exercised in writing by the landlord under the Master Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this lease on the Tenant's part to be performed with the same force and effect as if said landlord or such purchaser, assignee or lessee, were the landlord originally named in this lease, or (ii) enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this lease and otherwise on the same terms, conditions and rentals as herein provided. If the current term of the Master Lease shall expire prior to the date set forth herein for the expiration of this lease, then, unless Landlord, at its sole option, shall have elected to extend or renew the term of the Master Lease, or unless the lessor under the Master Lease elects that the Tenant attorn or enter into a new lease as aforesaid, the term of this lease shall expire on the date of expiration of the Master Lease, notwithstanding the later expiration date hereinabove set forth. If the Master Lease is renewed, then the term of this lease shall expire as hereinabove set forth. From time to time, Tenant, on at least ten (10) days' prior written request by Landlord will deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement, or condition contained in this lease and, if so, specifying each such default of which Tenant may have knowledge. 12B

                                 CONDEMNATION.

     13. If the whole or any substantial part of the premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof for any public or quasi-public purpose, this lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the term of this lease, nor shall Tenant be entitled
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to any part of the condemnation award or private purchase price. 13A If less than a substantial part of the premises is condemned, this lease shall not terminate, but rent shall abate in proportion to the portion of the premises condemned.

                              REQUIREMENTS OF LAW.

     14. (a) Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the premises or the use or occupancy thereof including, without limitation, compliance in the premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials. The foregoing shall not require Tenant to do structural work.

     (b) Tenant shall require every person engaged by mm to clean any window in the premises from the outside, to use the equipment and safety devices required by Section 202 of the labor law and the rules of any governmental authority having or asserting jurisdiction.

     (c) Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises and shall not use the premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. If Tenant's use of the premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the premises are being used for the purpose set forth in Article I hereof shall not relieve Tenant from the foregoing duties, obligations and expenses. 14A

                           CERTIFICATE OF OCCUPANCY.

     15. Tenant will at no time use or occupy the premises in violation of the certificate of occupancy issued for the building. The statement in this lease of the nature of the business to be conducted by Tenant shall not be ?? is lawful or permissible in the premises under the certificate of occupancy for the building

                                  POSSESSION.

     16. If Landlord shall be unable to give possession of the premises on the commencement date of the term because of the retention of possession of any occupant thereof alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the premises are available for occupancy by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, 16A or is otherwise caused by Tenant, there shall be no rent abatement and the rent shall commence on the date specified in this lease. If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223(a), New York Real Property Law.

                                QUIET ENJOYMENT.

     17. Landlord covenants that if Tenant pays the rent and performs all of Tenant's other obligations under this lease, Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                                RIGHT OF ENTRY.

     18. Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the premises. 18B Landlord or its agents shall have the right to enter or pass through the premises at all times, by master key, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the premises or the building, and to take all material into and upon the premises that may be required therefor. 18A Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant's business. 18C Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known.

                                  VAULT SPACE.

     19. Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees taxes or charges made by any governmental authority for such space shall be paid by Tenant.

                                   INDEMNITY.

     20. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the premises by Tenant, or anyone on the premises with Tenant's permission, or from any breach of this lease. 20A

                             LANDLORD'S LIABILITY.

     21. This lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord's control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence or willful misconduct of Landlord 21A nor shall Landlord be liable for any latent defect in the premises or the building. Tenant, during the term of this lease, shall carry public liability and property damage insurance, from a company authorized to do business in New York, with limitations acceptable to Landlord, which policy or policies shall name the Landlord and its designees as additional insureds. Evidence of the policies, and of their timely renewal, shall be delivered to Landlord. All such insurance shall contain an agreement by the insurance
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company that the policy or policies will not be cancelled or the coverage changed, without thirty (30) days' prior written notice to the Landlord. Tenant agrees to look solely to Landlord's estate and interest in the land and building, or the lease of the building or of the land and building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the demised premises or any other liability of Landlord to Tenant (except for negligence).

                             CONDITION OF PREMISES.

     22. Tenant acknowledges that Landlord has made no representation or promise, except as herein expressly set forth. Tenant agrees to accept the premises "as is", except for any work which Landlord has expressly agreed in writing to perform.

                                TAX ESCALATION.

     24. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article:

     (a) For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 2,989 square feet.
     (b) Definitions: For the purpose of this Article, the following definitions shall apply:

          (i) The term "base tax year" as hereinafter set forth for the determination of real estate tax escalation, shall mean the 24A
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          (ii)   The term "The Percentage", for purposes of computing tax
     escalation, shall mean .2686 percent (2686%). The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the total rentable square foot area of the office and commercial space in the building project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the building project shall be deemed to be 1, 112, 424 sq. ft.

          (iii) The term "the building project" shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

          (iv) The term "comparative year" shall mean the twelve (12) months following the base tax year, and each subsequent Period of twelve (12) months (or such other Period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York).

          (v) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, 24F and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year.

          (vi) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an "actual assessment" or a "transitional assessment" or otherwise, then the phrases herein "assessed value" and "assessments" shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

     (c) 1. In the event that the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the base tax year, tenant shall pay to landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord within 24B days after receipt of the aforesaid statement. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

     Additionally, Tenant shall pay to Landlord, on demand, a sum equal to The Percentage of any business improvement district assessment payable by the building project.

     2. Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

     3. If after Tenant shall have made a payment of additional rent under this subdivision (c), Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise. Landlord shall within ten (10) days after receiving the refund pay to Tenant The Percentage of the refund less The Percentage of 24C expenses (including attorneys' and appraisers' fees) incurred by Landlord in connection with any such application or proceeding. If prior to the payment of taxes for any comparative year. Landlord shall have obtained a reduction of that comparative year's assessed valuation of the building project, and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of Landlord's 24C expenses in obtaining such reduction in assessed valuation, including attorneys' and appraisers' fees.

     4. The statement of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the Periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord.

     5. In no event shall the fixed annual rent under this lease (exclusive of the additional rents under this Article) be reduced by virtue of this Article.

     6. If the commencement date of the term of this lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall, 24D become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to lessee. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

     7. Landlord's and Tenant's obligations to make the adjustments referred to in subdivision (6) above shall survive any expiration or termination of this lease.

     8. Any 24E delay or failure of lessor in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of lessee to pay such tax escalation hereunder.

                                   SERVICES.

     25. Tenant acknowledges that it has been advised that the cleaning contractor for the building may be a division or affiliate of Landlord. Tenant agrees to employ said contractor, or such other contractor as Landlord may from time to time designate, for any waxing, polishing and other maintenance work of the demised premises and of the Tenant's furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord's prior written consent. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors. Landlord and Tenant shall each obtain two bona fide bids for such work from reputable contractors, and the average of the four bids thus obtained shall be the standard of comparison.

                                 JURY WAIVER.

     26. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant's use or occupancy of the premises (except for personal injury or property damage) or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding.

                                NO WAIVER, ETC.

     27. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant's claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord's option a "late charge" shall become due and payable to Landlord, as additional rent, from the date it was due until payment is made at the following rates: for individual and partnership Tenants, said late charge shall be computed at the maximum legal rate of interest; for corporate or governmental entity Tenants the late charge shall be computed at two percent per month unless there is an applicable maximum legal rate of interest which then shall be used. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this lease or a surrender of the premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord's option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease shall be effective.

unless such waiver be in writing signed by Landlord. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations printed in this lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant Failure of Landlord to enforce any provision of this lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. This lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the premises, for any reason, including as the result of construction on any property of which the premises are not a part or by Landlord's own acts.27A

                          OCCUPANCY AND USE BY TENANT.

     28(A) Tenant agrees that if it 28A the demised premises, at any time during the term of this lease, without the prior written consent of the Landlord, then all rent and additional rent reserved in this lease from the date of such breach to the expiration date of this lease shall become immediately due and payable to Landlord.

     (C) If Tenant breaches the covenants in subdivision (A) above, and this lease be terminated because of such default, then, in addition to Landlord's rights of reentry, restoration, preparation for and rerental, and anything elsewhere in this lease to the contrary notwithstanding. Landlord shall retain its right to judgment on and collection of Tenant's aforesaid obligation to make a single payment to Landlord of a sum equal to the total of all rent and and additional rent reserved for the remainder of the original term of this lease, subject to future credit or repayment to Tenant in the event of any rerenting of the premises by Landlord, after first deducting from rerental income all expenses incurred by Landlord in reducing to judgment or otherwise collecting Tenant's aforesaid obligation, and in obtaining possession of restoring, preparing for and re-letting the premises. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease.

                                    NOTICES.

     29. Any bill, or demand from Landlord to Tenant, may be delivered personally at the premises or sent by registered or certified mail. 29A Such bill, or demand shall be deemed to have been given at the time of delivery or,29B mailing.29C Any notice from Tenant to Landlord must be sent by registered or certified mail to the last address designated in writing by Landlord.

                                     WATER.

     30. Tenant shall pay the amount of Landlord's cost for all water used by Tenant for any purpose other than ordinary lavatory 30A uses, and any sewer rent or tax based thereon. Landlord may install a water meter to measure Tenant's water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter. If water is made available to Tenant in the building or the demised premises through a meter which also supplies other premises, or without a meter, then Tenant shall pay to Landlord $30B per month for water.

                               SPRINKLER SYSTEM.

     31. If there shall be a "sprinkler system" in the demised premises for any period during this lease, Tenant shall pay $ - 0 - per month, for sprinkler supervisory service. If such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors. Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office or any governmental authority requires the installation or any alteration to a sprinkler system by reason of Tenant's occupancy or use of the premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

                              HEAT, ELEVATOR, ETC.

     32. Landlord shall provide 32A elevator service during all usual business hours including Saturdays until 1 P.M. except on Sundays, State holidays, Federal holidays, or Building Service Employees Union Contract holidays.

Landlord shall furnish heat to the premises 32B during the same hours on the same days in the cold season in each year. Landlord shall cause the premises to be kept clean in accordance with Landlord's customary standards for the building.32C provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant's light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises. Landlord may remove Tenant's extraordinary refuse from the building and Tenant shall pay the cost thereof. If the elevators in the building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant's obligations hereunder.

                               SECURITY DEPOSIT.

     33. Tenant has deposited with Landlord the sum of $31,882 security for the performance by Tenant of the terms of this lease. Landlord may use any part of the Security to satisfy any default of Tenant and any expenses arising from such default, including but not limited to any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, 33A demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full security deposit on hand at all times during the term of this lease. If Tenant shall comply fully with the terms of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease. In the event of a sale or lease of the building containing the premises, Landlord may transfer the security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the security 33B This provision shall apply to every transfer or assignment of the security to a new Landlord. Tenant shall have no legal power to assign or encumber the security herein described.

                                 ELECTRICITY.

     34. Terms and conditions with respect to electricity rent inclusion, or with respect to sub-metering, as the case may be, and general conditions with respect to either, are set forth in Article 41 in the Rider annexed to and made part of this lease.

                                 RENT CONTROL.

     35. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

                                   SHORING.

     36. Tenant shall permit any person authorized to make an excavation on land adjacent to the building containing the premises to do any work within the premises necessary to preserve the wall of the building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof

                          EFFECT OF CONVEYANCE, ETC.

     37. If the building containing the premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the building assumes in writing such obligations and liabilities.

                       RIGHTS OF SUCCESSORS AND ASSIGNS.

     38. This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   CAPTIONS.

     39. The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

                               LEASE SUBMISSION.

     40. Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

     SEE RIDER(S) ANNEXED HERETO AND MADE A PART HEREOF CONSISTING OF PAGES 1 THROUGH 36, CONTAINING RULES & REGULATIONS, ARTICLES 41 THROUGH 58, A LOCATION PLAN & CLEANING

In Witness Whereof, Landlord and Tenant have executed this lease as of the day and year first above written SPECIFICATIONS

SLG GRAYBAR LLC                               TALK CITY, INC.  (L.S.)
BY: SLG GRAYBAR 2 LLC, Sole Member
BY: SL GREEN OPERATING PARTNERSHIP, LP,
 Sole Member
BY: SL GREEN REALTY CORP., General Partner    BY: /s/ Signature Illegible (L.S.)
                                                       (NAME)    (TITLE)
    BY: /s/ Signature Illegible                                           (L.S.)
     (NAME)      (TITLE)

                               ACKNOWLEDGEMENTS.

                                             State of New York ) ss.:
                                             County of New York )
                                             On the day of     ,19 , before me
State of New York ) ss.:                     personally came
County of New York )                         to me known, who, being by me duly
did depose and say that he                   sworn,
On the day of            ,19 , before me     resides at No.
personally came                              that he is the    of
to me known and known to me to be the        the corporation described in,
described in, and who executed,              individual and which executed, the
the foregoing instrument, and acknowledged   foregoing instrument; and that he
to me that he executed the same.             signed in name thereto by
                                             authority of the Board of Directors
                                             of said corporation.


                     Notary Public                               Notary Public

                                   GUARANTY.

     For Value Received and in consideration of the letting of the premises within mentioned to the within named Tenant, the undersigned do hereby covenant and agree, to and with the Landlord and the Landlord's legal representatives, that if default shall at any time he made by the said Tenant in the payment of the rent and the performance of the covenants contained in the within lease, on the Tenant's part to he paid and performed, that the undersigned will well and truly pay the said rent, or any arrears thereof that may remain due unto said Landlord, and also pay all damages that may arise in consequence of the non-performance of said covenants, or either of them, without requiring notice of any such default from the Landlord. The undersigned hereby waives all right to trial by jury in any action or proceeding hereinafter instituted by the Landlord, to which the undersigned may be a party.

IN WITNESS WHEREOF, the undersigned has  set  hand and seal this    day of    19

                                                                          (L.S.)

                                                                          (L.S.)

                                   to me known and known to me to be the
                                   individual described in, and who
                                   executed the foregoing Guaranty and
State of New York )                acknowledged to me that he executed the same.
                 ss.:
County of New York )
On the day of        , 19 before me
personally came

                                                                   Notary Public

                                       To

                                     LEASE

DATE

SPACE

FROM

TO

ANNUAL RENT $

MONTHLY RENT $

                      ADDENDA TO LEASE AGREEMENT BETWEEN
                       SLG GRAYBAR LLC., AS LANDLORD AND
                           TALK CITY, INC. AS TENANT
                           -------------------------

2A.   in writing to Tenant

2B.   unless otherwise provided herein

4A.   five (5)

4B.   ten (10)

4C. and in the event of any such involuntary petition being filed against Tenant, Tenant has not had same dismissed within twenty (20) days of its receipt of notice thereof,

4D.   abandoned

4E.   thirty (30)

5A.   reasonable

5B. ("default" as used in this Lease shall mean Tenant's failure to perform any of its obligations under this Lease within the applicable notice and cure periods set forth in Article 4.)

6A.   ten (10)

7A.   which shall not be unreasonably withheld or delayed

7B. Notwithstanding the foregoing, however, Landlord's prior negative experience with, concerns regarding the financial stability of, and any criminal proceedings pending against, any such contractor or mechanic shall be deemed to be a reasonable basis upon which for Landlord to refuse to grant its approval.

7C. unless Landlord, (i) by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, or
      (ii) provided that written request has been made by Tenant at the time of Tenant's request for Landlord's approval of same, by notice to Tenant at the time of Tenant's aforementioned request, elects by notice to Tenant to relinquish Landlord's right thereto and to have them removed by Tenant, in which case, in either of the foregoing events, the same shall be removed from the Premises by Tenant, and any resulting damage repaired by Tenant, prior to the expiration of the Lease, at Tenant's expense. Notwithstanding the foregoing, Tenant shall be permitted to make decorative alterations to the Premises without first obtaining the consent of Landlord, provided that same do not affect any Building systems,

9A. Notwithstanding anything to the contrary contained herein, Landlord, at its expense, shall be responsible for the maintenance and repair of the structural portions of the building, including the windows and the roof, plumbing, electrical risers and air-conditioning and heating systems serving the Premises (excluding any supplemental HVAC equipment installed by Tenant with Landlord's prior written consent) provided however, that
      (i) maintenance and repairs of distribution portions of any of the foregoing utilities or systems located within the Premises shall be the responsibility of Tenant and (ii) structural repairs and repairs to the Base Building Systems shall be performed by Landlord at Tenant's sole cost and expense if necessitated by the act, omission or negligence of Tenant or its agents, employees, contractors or invitees, subject to the provisions of Article 44C hereof.

10A. If the Premises are rendered wholly untenantable due to fire or other casualty and Lessor has not substantially restored the Premises or access thereto within one hundred and eighty (180) days of such fire or casualty, then, and in such event, Lessee may elect to cancel this Lease upon giving written notice to Lessor within thirty (30) days after the end of such one hundred and eighty (180) day period and the term of this Lease shall expire on the date set forth therein which shall be not less than thirty
      (30) days after the date such notice is given (the "Cancellation Date") provided that Landlord does not substantially restore the Premises prior to the Cancellation Date.

10B. (subject to Landlord's obligations regarding the waiver of the right of subrogation pursuant to Article 44C hereof.)

10C. Landlord represents that it shall at all times carry commercially reasonable casualty and liability insurance for the building having commercially reasonable limits given the size and location of the building.

11A.  one and one-half (1-1/2)

11B.  upon reasonable notice

12A. ,provided that Tenant fails to execute and return to Landlord any such document within twenty-one (21) days of its receipt of same.

12B. Landlord represents that the term of the Master Lease is scheduled to expire after the term of this Lease is set to expire.

13A. , except for any award made for Tenant's furniture, fixtures and trade fixtures and for its relocation expenses, so long as not to prevent, diminish or adversely impact any claim by Landlord.

14A. Notwithstanding anything contained herein to the contrary, (i) Tenant shall not be required to perform any alteration and/or improvements to the Premises in order to comply with laws, orders and/or regulations unless such alterations and/or improvements are required by reason of Tenant's particular manner of use of the Premises; and (ii) Landlord shall be responsible to cure any violation of record covering the Premises as of the commencement date of this Lease.

16A. except for the work to be performed by Landlord pursuant to Article 48 hereof,

18A. ,provided that Landlord shall use reasonable efforts to provide Tenant with oral notice of same to Tenant(except in the event of an emergency), and provided that Tenant shall be permitted to accompany Landlord upon any such entry (except in the event of an emergency).

-18B. provided that they are concealed, erected along perimeter walls wherever possible and are installed in a manner which does not interfere with Tenant's use of the Premises.

18C. Landlord shall use reasonable efforts to minimize interference with Tenant's normal business activities within the premises provided, however, that Tenant acknowledges and agrees that all work shall be performed on normal business days during normal business hours, unless Tenant requests and pays Landlord the incremental difference in cost for overtime or premium labor.

20A.   , except for Landlord's negligence or willful misconduct.

21A.   , its employees or agents

24A. average of the calculation for the New York City Tax Years commencing July 1, 1998 and ending on June 30, 1999 and commencing July 1, 1999 and ending June 30, 2000.

24B.   twenty (20)

24C.   reasonable

24D.   promptly

24E.   inadvertent

24F.   (excluding income, estate, franchise taxes imposed on Landlord)

27A. Landlord represents that it shall not brick-up any window in the Premises unless required to do so by law.

28A.   abandons

29A. , with an additional copy of same to be sent by regular mail to Tenant at the address set forth below:

       Talk City, Inc.

       307 Orchard Drive, Suite 350
       -----------------
       Campbell, CA 95008
       ------------------
       Attn: Chief Executive Officer

29B.   three (3) business days after

29C. Any notice from Landlord to Tenant shall be sent by registered or certified mail addressed to Tenant as follows:

       Talk City, Inc.
       307 Orchard Drive, Suite 350
       ------------------
       Campbell, CA 95008
       ------------------
       Attn: Chief Executive Officer

30A.   and pantry

30B.   Tenant's proportionate share

32A. a minimum of one (1) passenger elevator twenty four hours a day seven days a week and provide

32B.   sufficient for normal office usage

32C. in accordance with the cleaning specifications attached hereto and made a part hereof,

33A.   within ten (10) days after its receipt of a written

33B. provided that such purchaser or tenant has agreed to assume in writing all of Landlord's obligations accruing hereunder after the date of any such transfer of Landlord's interest in the building.

               RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN

                         SLG GRAYBAR LLC                       LANDLORD
                         ---------------

                         AND TALK CITY, INC.                   TENANT
                         -------------------

                RULES AND REGULATIONS REFERRED TO IN THIS LEASE

     1. No animals, birds, bicycles or vehicles shall be brought into or kept in the premises. The premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom: commercial document reproduction; or for any business other than specifically provided for in the tenant's lease. Tenant shall not cause or permit in the premises any disturbing noises which may interfere with occupants of this or neighboring buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the building are prohibited, and each tenant shall cooperate so as to prevent the same.

     2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows of skylights, or into hallways, stairways or elevators, nor place foot or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from tenant's premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the building be covered or obstructed in any way.

     3. Tenant shall not place a load upon any floor of the premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the premises. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant's expense, only with Landlord's consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the building ir prohibited. If the premises are on the ground floor of the building the tenant thereof at its expense shall keep the sidewalks and curb in front of the premises clean and free from ice, snow, dirt and rubbish.

     4. Tenant shall not move any heavy or bulky materials into or out of the building without Landlord's prior written consent, and then only during such hours and in such manner as Landlord shall reasonably approve. If any material or equipment requires special handling, tenant shall employ only persons holding a Master Rigger's License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the building, and to exclude any freight which violates any rule, regulation or other provision of this lease.

     5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant's expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the building, unless first approved in writing by Landlord.

     6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the premises, nor shall any part of the premises by painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall be permitted to hang paintings and other decorative wall hangings on the walls of the Premises without first obtaining Landlord's consent to same.

     7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. At the termination of this lease. Tenant shall deliver to Landlord all keys for any portion of the premises or building. Before leaving the premises at any time. Tenant shall close all windows and close and lock all doors.

     8. No Tenant shall purchase or obtain for use in the premises any ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any necessary exterminating work in the premises shall be done at Tenant's expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant's request.

     9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document and Landlord's reasonable administrative costs for same.

     10. The use in the demised premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to product space heating, is prohibited. In case of any conflict or inconsistency between any provisions of this lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this lease shall control.

     11. Lessee shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Lessee acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Lessee agrees to indemnify Lessor from any fines, penalties, claims, action or increase in fire insurance rates which might result from Lessee's violation of the terms of this paragraph.

     12. Lessee shall be permitted to maintain an "in-house" messenger or delivery service within the Premises, provided that Lessee shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Lessee, name of employee and photograph of the employee. Messengers in Lessee's employ shall display such identification at all time. In the event that Lessee or any agent, servant or employee of Lessee, violates the terms of this paragraph, Lessor shall be entitled to terminate Lessee's permission to maintain within the Premises in-house messenger or delivery service upon written notice to Lessee.

     13. Lessee will be entitled to three (3) listings on the building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as additional rent.

                                  ELECTRICITY
                                  -----------

41. Tenant agrees that Landlord may furnish electricity to Tenant on a "submetering" basis or on a "rent inclusion basis". Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

          (A). Submetering: If and so long as Landlord provides electricity to the demised premises on a submetering basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this lease by Landlord but not more than those specified in the service classification in effect on January 1, 1970 pursuant to which Landlord then purchased electric current from the public utility corporation serving the part of the city where the building is located; provided however, said charges shall be increased in the same percentage as any percentage increase in the billing to Landlord for electricity for the entire building, by reason of increase in Landlord's electric rates or service classifications, subsequent to January 1, 1970, and so as to reflect any increase in Landlord's electric charges, including changes in market prices for electricity from utilities and/or other providers, in fuel adjustments or by taxes or charges of any kind imposed on Landlord's electricity purchases or redistribution, or for any other such reason, subsequent to said date. Any such percentage increase in Landlord's billing for electricity due to changes in rates, service classifications, or market prices, shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate and/or service classification change, or any changed methods of or rules on billing for same, applied on a consistent basis to the new rate and/or service classification or market price, and to the classification and rate in effect on January 1, 1970. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the service classification and rate in effect on January 1, 1970. Where more than one meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein specified. Bills therefore shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within five (5) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by lessee by such discontinuance of service. If any tax is imposed upon Landlord's receipt from the sale, resale or redistribution of electricity or gas or telephone service to Tenant by any Federal, State, or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the bill of, and paid by, Tenant to Landlord.

          (B). Rent Inclusion: If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF of $2.88 per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service; and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of the Tenant's connected electrical load, in whatever manner delivered to Tenant, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment and the operation of the usual small business machines, including Xerox or other copying machines (such lighting and equipment are hereinafter called "Ordinary Equipment") during ordinary business hours ("ordinary business hours") shall be deemed to mean 50 hours per week), with Landlord providing an average connected load of 4 1/2 watts of electricity for all purposes per rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided. For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 2,989 square feet.

          If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to February 1, 1999 (whether such change occurs prior to or during the term of this Lease), by change in Landlord's electric rates or service classifications, or electricity charges, including changes in market prices, or by an increase, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord's electricity purchases or on Landlord's electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be changed in the same percentage as any such change in cost due to changes in electric rates, service classifications or market prices, and, also Tenant's payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and such taxes. Any such percentage change in Landlord's cost due to change in Landlord's electric rate or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the building for the twelve full months immediately prior to the rate change or other such changes in cost, energy and demand, and any changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire building for said prior (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Landlord, ("Landlord's electrical consultant"), shall determine the percentage change for the changes in ERIF due to Landlord's changed costs, and that Landlord's electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current. (i) If such survey shall reflect a connected electrical load in the demised premises in excess of 4 1/2 watts of electricity for all purposes per rentable square foot and/or energy usage in excess of ordinary business hours (each such excess hereinafter called "excess electricity") then the connected electrical load and/or the hours of use portion(s) of the then existing ERIF shall be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e. excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis of the then existing ERIF. Such fractions shall be determined by Landlord's electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey (ii) If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service Classification in effect on February 1, 1999 (and not the time-of-day rate schedule) or the comparable rate schedule (and not the time-of-day rate schedule) of any utility other than Con Ed then providing electrical service to the building as same shall be in effect on the date of such survey, for such load and usage of electricity, with the connected electrical load deemed to be the demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased or decreased by all electricity cost changes of Landlord, as hereinabove provided, from February 1, 1999 through the date of billing).

          In no event, whether because of surveys, rates or cost changes, or for any reason, is the originally specified $2.88 per rentable square foot ERIF portion of the fixed annual rent (plus any net increase thereof, but not decrease, by virtue of all electricity rate, service classification or market price changes of Landlord subsequent to February 1, 1999) to be reduced.

          (C). General Conditions: The determinations by Landlord's electrical consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within fifteen (15) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant's consultant and Landlord's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, than either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations of Landlord's electrical consultant. If the controlling determinations differ from Landlord's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

          Supplementing Article 35 hereof, if all or part of the submetering additional rent of the ERIF payable in accordance with Subdivision (A) or (B) of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord's option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $2.88 per year per rentable square foot of the demised premises, changed in the same percentage as any increase in the cost to Landlord for electricity for the entire building subsequent to February 1, 1999, because of electric rate, service classification or market price changes, such percentage change to be computed as in Subdivision
(B) provided.

          Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except if same is a result of the negligence or willful misconduct of Landlord, its employees, agents or servants. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or wiring installation. Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole reasonable judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any "alternative charge", to be less than an amount equal to the total of Landlord's payments to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus 5% thereof for transmission line loss, plus 15% thereof for other redistribution costs. The Landlord reserves the right, at any time upon thirty (30) days' written upon written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa, or to change to the distribution of less than all the components of the existing service to Tenant. The Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, upon thirty (30) days' written notice to the Tenant, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. (Landlord will not terminate the existing electrical service to Tenant until Tenant obtains service from either the public utility or another licensed supplier of electrical service, provided, Tenant continues to make a good faith effort to obtain electrical service from those set forth above.) Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Landlord's sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. The Landlord, upon the expiration of the aforesaid thirty (30) days' written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

                                    DEFAULT
                                    -------

         42.   Supplementing Article 4 hereof:

               A. In the event that Tenant is in arrears for rent or any item of additional rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

               B. If Landlord, as a result of any default by Tenant in its performance of any of the terms, covenants, conditions and provisions of this Lease makes any expenditures or incurs any obligations for the payment of money including, without limitation, attorneys' fees, then any such cost, expense or disbursement shall be deemed to be additional rent hereunder and paid by Tenant to Landlord within ten (10) days after Tenant's receipt of Landlord's written demand and, if Tenant's lease term shall have expired after such expenditures or obligations have been incurred, such sums shall be recoverable from Tenant as damages.

               C. Lessee shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant's use and/or occupancy of the Premises.

               D. In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, or directors of Landlord, whether disclosed or undisclosed, other than the building in which the premises are located and the land upon which the building is situated, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

                                  DESTRUCTION
                                  -----------

          43.  Supplementing Article 10 hereof:

               In the event that the Premises or portion thereof are damaged by fire or other casualty and Landlord has elected not to terminate this Lease, Tenant shall cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant's salvageable inventory, movable equipment, furniture and other property. Tenant's liability for rent shall resume five (5) days after Landlord's restoration work shall have been substantially completed.

                                   INSURANCE
                                   ---------

     44.  A.   Lessee shall not violate, or permit the violation of, any
condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan. City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Lessor to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the building or the property therein over the rate which would otherwise then be in effect (unless Lessee pays the resulting premiums as provided in Section C hereof) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Lessor.

          B.   Lessee covenants to provide on or before the earlier to occur of
(i) the Commencement Date, and (ii) ten (10) days from the date of this Lease, and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

               (a) A comprehensive policy of general liability insurance naming Lessor as an additional insured protecting Lessor and Lessee against any liability whatsoever occasioned by accident on or about the Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than two Million ($2,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Lessee, if any, provided such a policy contains an endorsement (i) naming Lessor as an additional insured, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

               (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Lessee's Alteration Work, located in the Premises.

               All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A+ VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled unless Lessor and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

               Prior to the time such insurance is first required to be carried by Lessee and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Lessee shall deliver to Lessor certificates evidencing such insurance, together with reasonable documentary evidence demonstrating that said policies are in full force and effect. Lessee's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Lessor to exercise any or all of the remedies as provided in this Lease in the event of Lessee's default. In addition, in the event Lessee fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Lessor shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Lessee shall repay Lessor within ten
(10) days after demand by Lessor, as additional rent, all sums so paid by Lessor and any costs or expenses incurred by Lessor in connection therewith without prejudice to any other rights and remedies of Lessor under this Lease. In the event that Lessor procures such insurance as set forth above, then Lessor shall within a reasonable period of time so notify tenant that it has obtained such insurance.

          C. Lessor and Lessee shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Lessee, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge promptly upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

               In the event that Lessor shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Lessee's option, Lessor shall cause Lessee to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Lessee as such an assured, Lessee shall pay such additional premium upon demand. In the event that Lessee shall have been named as one of the insureds in any of Lessor's policies in accordance with the foregoing, Lessee shall endorse promptly to the order of Lessor, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Lessee hereby irrevocably waives any and all rights in and to such proceeds and payments.

               In the event that Lessee shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Lessee shall cause Lessor to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Lessor as such an assured, Lessor shall pay such additional premium upon demand or Lessee shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Lessor shall have been named as one of the insureds in any of Lessee's policies in accordance with the foregoing, Lessor shall endorse promptly to the order of Lessee, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Lessor hereby irrevocably waives any and all rights in and to such proceeds and payments.

               Subject to the foregoing provisions of this Section C, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

          D. If, by reason of a failure of Lessee to comply with the provisions of Article 14 or Section A above, the rate of fire insurance with extended coverage on the building or equipment or other property of Lessor shall be higher than it otherwise would be, Lessee shall reimburse Lessor, on demand, for that part of the premiums for fire insurance and extended coverage paid by Lessor because of such failure on the part of Lessee.

          E. Lessor may, from time to time, require that the amount of the insurance to be provided and maintained by Lessee under Section B hereof be increased so that the amount thereof adequately protects Lessor's interest, but in no event in excess of the amount that would be required by other tenants with similarly sized premises in other similar office buildings in the borough of Manhattan.

          F. A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

          G. Each policy evidencing the insurance to be carried by Lessee under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Lessor, and that any coverage carried by Lessor shall be excess insurance.

                                 SUBORDINATION
                                 -------------

     45.  Supplementing the provisions of Article 12 hereof:

          A. This lease is and shall be subject and subordinate to all present and future ground leases, underlying leases and to all subleases of the entire premises demised by that certain ground lease (hereinafter referred to as the "Mesne Lease") dated December 30, 1957 and recorded in the office of the Register of the City of New York in the County of New York on December 31, 1957, in Liber 5024 of Conveyances, Page 430 of which the premises hereby demised form a part (the Mesne Lease and any or all present and future ground leases underlying leases and subleases of the entire premises demised by the Mesne Lease are hereunder referred to as the "ground leases" and the lessors and lessees thereunder are hereinafter referred to respectively as the "ground lessors" and "ground lessees") and to all renewals, modifications, replacements and extensions of the ground leases, and to all present and future mortgages affecting such ground leases (such mortgage are hereinafter referred to as the "mortgages" and the mortgagees thereunder are hereinafter referred to as the "the mortgagees" and to all renewals, modifications, replacements and extensions thereof.

          B. Notwithstanding the subordination of this lease to all ground leases and mortgages, this lease shall not terminate or be terminable by Tenant by reason of the expiration or earlier termination or cancellation of any ground lease in accordance with its terms or by reason of the foreclosures of any mortgage, except that this lease may be terminated if Tenant is named as a party and served with process in a summary or other proceeding brought by the lessor under the Mesne Lease (hereinafter referred to as the "Mesne Lessor") for the possession of the premises demised by the Mesne Lease or the space occupied by Tenant, or in such proceeding brought with the written consent of the Mesne Lessor delivered to Tenant, and a final order or judgment is entered, and a warrant for possession of such space issued and executed against the defendants or respondents in such proceedings.

          C. Tenant agrees that if this lease terminates, expires or is canceled for any reason or by any means whatsoever (other than by a summary or other proceeding brought by the Mesne Lessor or with the Mesne Lessor's written consent delivered to Tenant, in which summary or other proceeding Tenant is made a party and in which a final order or judgment is entered and warrant for possession is issued and executed against Tenant) and Mesne Lessor or a ground lessor so elects by written notice to Tenant, this lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing. Anything herein contained to the contrary notwithstanding, this lease shall not be deemed to be automatically reinstated as aforesaid, nor shall Tenant be obligated to execute and deliver any instrument confirming such reinstatement, if Tenant has delivered to the Mesne Lessor and any ground lessor so electing a notice that in Tenant's option this lease has so terminated, expired or been canceled, and neither the Mesne Lessor nor such other ground lessor has, within thirty (30) days after receipt of such notice from Tenant, delivered notice to Tenant of its election automatically to reinstate this lease.

          D. Tenant hereby consents to any and all assignment of Landlord's interest in this lease to any ground lessor or mortgagee as collateral security for the payment of the ground rent or monies due under any mortgage. Tenant agrees to attorn to and pay rent to any such ground lessor's or mortgagee in accordance with the provisions of any such assignment, provided that Tenant is given written notice of any such assignment.

          E. Tenant agrees that no act, or failure to act, on the part of Landlord, which would entitle Tenant under the terms of this Lease, or by law to be relived of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or termination of this lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to the ground lessors under all then existing ground leases, and to all then existing mortgagees whose names and addresses have been supplied to tenant in writing and who have requested such notice from Tenant, specifying the act or failure to act on the part of Landlord which could or would given basis to Tenant's rights and (ii) the ground lessors and such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter but nothing herein contained shall be deemed to impose any obligation on any ground lessor or such mortgagee to correct or cure any such condition.

          F. This lease may not be modified or amended so as to reduce the rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered except as provided in subparagraph (E) of this Article 45, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

                               AIR CONDITIONING
                               ----------------

     46. Supplementing the provisions of Article 9 hereof, Lessor shall provide air-conditioning to the premises, through the presently existing equipment and facilities servicing the floor of the Building of which the premises forms a part, for normal office usage from May 15th to October 15th in each year during the term of the lease, on regular business days from 8 a.m. to 6 p.m., except on Saturdays when the hours will be at 8 a.m. to 12:00 Noon (after hours air conditioning to be furnished, after reasonable advance request by Tenant in writing, at Landlord's then standard Building rates for same). Lessor represents that the equipment shall be in good condition and working order as of the date of the Lease commencement. Lessee shall reimburse Lessor, in accordance with
Article 41 of this Lease, for electricity consumed by such equipment and facilities in providing air conditioning to the premises. The type and capacity of air-conditioning equipment and facilities either existing or chosen by Lessor to service the premises is subject solely to Lessor's decision, and such equipment and facilities shall be sized in capacity to accommodate normal office usage and occupancy density. If supplementary air-conditioning equipment and facilities is required to accommodate Lessee's special usage areas (i.e. computer rooms, conference rooms, cafeteria/lunchroom or any special usage which subjects a portion or the entire premises to a high density of office personnel and/or heat generating machines or appliances), it shall be Lessee's responsibility to furnish, install, maintain, repair and operate such required supplementary air-conditioning equipment and facilities at its sole cost and expense. Lessor reserves the right to suspend the operation of all air-conditioning equipment and facilities at any time that Lessor, in its judgment, deems it necessary to do so for reasons such as accidents, emergencies or any situation arising in the premises or within the building which has an adverse affect, either directly or indirectly, on the operation of such air-conditioning equipment and facilities, including but not limited to, reasons relating to the making of repairs, alterations, or improvements in the premises or the building, and Lessee agrees that any such suspension in the operation of the air-conditioning equipment and facilities may continue until such time as the reason causing such suspension has been remedied and that Lessor shall not be held responsible or be subject to any claim by Lessee due to such suspension unless the reason for such suspension is caused by the negligence or willful misconduct of Landlord, its employees, agents or servants. Lessee further agrees that Lessor shall have no responsibility or liability to Lessee if operation of the air-conditioning equipment and facilities is prevented by strikes or accidents or any cause beyond Lessor's reasonable control, or by the orders or regulations of any federal, state, county or municipal authority or by failure of the equipment and facilities or electrical current, steam and/or water or other required power source.

                            CHANGES AND ALTERATIONS
                            -----------------------

     47. Anything in Article 7 to the contrary notwithstanding, Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations, decorations, additions and improvements (herein referred to as "alterations") in the demised premises, provided that such alterations do not affect utility services or plumbing and electrical lines or other systems of the building. Notwithstanding the foregoing, Tenant shall be permitted to make decorative alterations to the Premises without first obtaining the consent of Landlord, provided that same do not affect any Building systems. All alterations shall be performed in accordance with the following conditions:

          (a) All alterations costing more than $5,000.00 shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Landlord shall be given, in writing, a good description of all other alterations.

          (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations.

          (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon.

          (d) All work shall be performed with union labor having the proper jurisdictional qualifications.

          (e) Tenant shall keep the building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises.

          (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

               (i) Workmen's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

               (ii) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds.

with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All policies, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant's location at the demised premises.

          (g) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the building.

          (h) Any alterations or other work and installations in and for the demised premises, which shall be consented to by Landlord as provided herein if effected on Tenant's behalf at Tenant's request by Landlord, its agents or contractors, and shall be paid for by Tenant promptly when billed, at cost plus ten (10%) percent thereof for supervision and overhead, plus ten (10%) percent for general conditions, as additional rent hereunder.

          (i) Tenant shall have the right to install a security system in the Demised Premises subject to the prior approval by Landlord of all plans, drawings and specifications. Furthermore, Tenant and Tenant's installation of said security system shall be bound by all of the terms, covenants and conditions contained in this Article 47.

                                LANDLORD'S WORK
                                ---------------

     48.  (a)   Tenant has examined and agrees to accept the leased premises in their existing condition and state of repair and understands that no work is to be performed by landlord, except that Landlord designated, wholly owned affiliate Emerald City Construction Corp., with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of tenant, shall perform the following work at Landlord's expense, subject to the provisions of
(b), below:

                (i) furnish and install, in a building standard manner utilizing building standard materials, seven (7) window air-conditioning units in the Premises. One unit shall be installed in each of the window offices located in the Premises.

                (ii) paint the entire Premises, in a building standard manner using building standard materials, in Tenant's choice of building standard color;

                (iii) furnish and install, in a building standard manner using building standard materials, new carpeting and vinyl base molding throughout the Premises in Tenant's choice of available building standard color;

                (iv) furnish and install, in a building standard manner using building standard materials, new building standard metal radiator enclosures throughout the Premises in Tenant's choice of available building standard color;

                (v) furnish and install, in a building standard manner using building standard materials, new building standard blinds in each office located within the Premises in Tenant's choice of available building standard color;

                (vi) refinish, in a building standard manner using building standard materials, the entry door to the Premises;

                (vii) remove the existing counter tops and tack tile from the office located across from the pantry located in the Demised Premises;

                (viii) furnish and install, in a building standard manner using building standard materials, one (1) new 4' x 7' clear glass insert at a location designated by Tenant.

                (ix) furnish and install, in a building standard manner using building standard materials, new building standard vinyl composite tile flooring in the pantry located within the Premises in Tenant's choice of available building standard color; and

                (x) deliver the existing air-conditioning equipment in the Premises in good working order as of the commencement date of this Lease.

                The performance by Landlord of the above work ("Landlord's Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of this Lease, including payment of rent.

           (b) Any changes in or additions to the work and installations mentioned in paragraph (a) above which shall be consented to by Landlord as provided in Article 7 hereof, and further changes in or additions to the demised premises after said work has been completed which shall be so consented to, if made at Tenant's request by Landlord, or its agents, but shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead
                               ------------------------------------------------
and 10% for general conditions, and in the event of the failure of Tenant so to
------------------------------
pay for said changes or additions. Landlord at its option may consider the cost thereof, plus the above percentages, as additional rent payable by Tenant and
         --------------------------
collectible as such hereunder, as part of the rent for the next ensuring months.

           (C) If the substantial completion of Landlord's Work is delayed beyond the commencement date of this Lease by the acts, omissions or changes made or requested by Lessee, its agents, designers, architects or any other party acting or apparently acting on Lessee's behalf, then Tenant shall pay as hereinbefore provided rent and additional rent on a per diem basis for each day of delay of Landlord's substantial completion caused by Tenant or any of the aforementioned parties.

           (D) Landlord's Work shall be deemed to be substantially completed notwithstanding than minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said "Punch List Items" do not materially adversely effect or prohibit Tenant's permitted use of all or substantially all of the Premises. The "Punch List" items shall be completed by Landlord within thirty (30) days thereafter, provided that said thirty (30) day period shall be extended one (1) day for each day of delay caused by the acts or omissions of Tenant, its employees, agents, servants or contractors or for reasons beyond Landlord's control.

                                     SIGNS
                                     -----

     49.  Supplementing Article 5 of the Rules and Regulations:

          Tenant shall be permitted to affix a suitable sign, plaque or applied lettering made of brass or bronze on the entrance door to the demised premises, subject to the prior written approval of Landlord with respect to location, number, type, size, shape and design thereof, and subject, also, to compliance by Tenant, at its expense, with all applicable legal requirements or regulations.

                                   BROKERAGE
                                   ---------

     50. (A) Tenant represents and warrants to Landlord that it did not consult or negotiate with any broker, finder, or consultant with regard to the Premises other than SL Green Leasing, Inc., and Julien J. Studley, Inc. and that no other broker, finder or consultant participated in procuring this Lease. Tenant hereby indemnifies and agrees to defend and hold Landlord, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Landlord by anyone for recovery of compensation or damages for procuring this Lease or by reason of a breach or purported breach of the representations and warranties contained herein.

          (B) Landlord represents and warrants to Tenant that it did not consult or negotiate with any broker, finder, or consultant with regard to the Premises other than SL Green Leasing, Inc., and Julien J. Studley, Inc., and that no other broker, finder or consultant participated in procuring this Lease. Landlord hereby indemnifies and agrees to defend and hold Tenant, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Tenant by those who dealt with Tenant for recovery of compensation or damages for procuring this Lease or by reason of a breach or purported breach of the representations and warranties contained herein. Landlord represents that it shall pay any sums due to both SL Green Leasing, Inc., and Julien J. Studley, Inc., in connection with this Lease pursuant to a separate agreements.

                          FAILURE TO PROVIDE CONSENT
                          --------------------------

     51. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment which may be sought by arbitration before the American Arbitration Association on an expedited basis. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the "Arbitrator") In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association of any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of designation of the Arbitrator issue a determination as to whether Landlord's refusal to consent was unreasonable. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years' experience in leasing of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct Landlord to consent to such request.

Supplementing Articles 3 and 28 hereof:

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     52.  A.   Tenant, for itself, its heirs, distributees, executors,
administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The merger or consolidation of a corporate lessee or sublessee where the net worth of the resulting or surviving corporation is less than the net worth of the lessee or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the building of which the same form a part for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within twenty (20) days after Tenant's receipt of notice thereof, at Tenant's expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless form and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

          B. If Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Landlord the terms upon which Tenant is willing to assign this Lease or sublet any portion of the demised premises, and shall offer in writing, (i) with respect to a desired assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, or, (ii) with respect to a desired subletting, to sublet to Landlord the portion of the demised premises involved ("Leaseback Area") for the term specified by Tenant in its proposed sublease or, at Landlord's option for the balance of the term of the Lease less one (1) day, and at the lower of (a) Tenant's proposed subrental or (b) at the same rate of fixed rent and additional rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the demised premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than thirty (30) days nor later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the demised premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day.

               Landlord shall have a period of thirty (30) days from the receipt of such offer to either accept or reject the same. If Landlord shall accept such offer Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

               If a sublease is so made it shall expressly:

               (a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

               (b) provide the Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

               (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

               (d) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

               (e) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

               Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease.

               Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

          C. If Tenant request Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and
(iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

          D. If Landlord shall not have accepted Tenant's offer, as provided in Section B, then Landlord will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting, provided that the business terms of such assignment or subletting are not substantially more favorable than those offered to Landlord. Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no monetary or material nonmonetary default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

          E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord's written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

          F.   Anything herein contained to the contrary notwithstanding:

               1. Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

               2. The transfer of a majority of the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock pursuant to any public or private offering, or sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

               3.   No assignment or subletting shall be made:

                    (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the building of which the demised premises form a part, or who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

                    (b) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

                    (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the building of which the demised premises form a part.

          G. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord pursuant to the provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to the parent of Tenant or to a wholly-owned subsidiary wholly-owned affiliate of Tenant or of said parent of Tenant, provided the net worth of transferor or sublessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article.

          H. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord pursuant to the provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to any corporation (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth experience and reputation of Tenant and of any guarantor of this Lease immediately prior to such transfer and provided, also, that any such transaction complies with the other provisions of this Article.

               No consent from Landlord shall be necessary under Subdivisions G and H hereof where (i) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of G or H, as the case may be, and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Landlord's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.

          I. If Landlord shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty (50%) percent of (a) any rent or other consideration paid to Tenant by any subtenant which (after deducting the cost of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment, except where such assignment or subletting is accomplished pursuant to the provisions of paragraphs G and H hereof. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

          J. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment which may be sought by arbitration before the American Arbitration Association on an expedited basis. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the "Arbitrator") In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association or any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of designation of the Arbitrator issue a determination as to whether Landlord's refusal to consent was unreasonable. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years' experience in leasing of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct Landlord to consent to such request.

                           PORTER'S WAGE ESCALATION
                           ------------------------

     53. Tenant shall pay to Landlord, as additional rent, Porter's Wage escalation, in accordance with this Article:

          (a)  Definitions: For the purpose of this Article the following
               -----------
definitions shall apply:

               (i) The term "Base Rate" as hereinafter set forth for the determination of Porter's Wage escalation, shall mean the labor rate determined as hereinafter provided, as of the first day of the calendar year 1999 (the "base year"). The term "comparative year" shall mean each calendar year, or portion thereof, subsequent to the base year.

               (ii) For purposes of this Lease, the rentable square foot area of the presently demised premises shall be deemed to be 2,989 square feet.

               (iii) The term "labor rate" shall mean the average of the minimum regular hourly wage rate, plus any taxes applicable thereto, (1) for a porter and (2) for an office cleaner, determined as follows:

                     (1) The minimum regular hourly wage rate for porters with 5 years service in Class A office buildings, from time to time established by Agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not porters' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises or to the Building).

                     (2) The minimum regular hourly wage rate for office
                         cleaners with 5 years service in Class A office buildings, from time to time established by agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not office cleaners' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises or to the Building).

                     (3) As used herein, the term "porters" and the term "office cleaners" shall mean, respectively, that classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to porters or office cleaners, as the case may be in the 1993-1995 Agreement with said Local 32B-32J (which classification is presently termed "others" in said Agreement).

                    (4) If any such union agreement shall require the regular employment of porters or office cleaners on days or during hours when overtime or other premium pay rates are in effect, then the minimum "regular hourly wage rate" as used above and subject to the other adjustments provided for herein, shall be deemed to mean the average hourly wage rate for the hours in a calendar week during which porters or office cleaners are required to be regularly employed (e.g., if, for example, as of October 1, 1997, an agreement between RAB and Local 32B-32J shall require the regular employment of building porters for forty (40) hours during a calendar week at a regular hourly rate of $3.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the regular straight time hourly wage rate under this Article, as of October 1, 1998, shall be deemed to be the total weekly wage rate of $135.00, divided by the total number of required hours of employment, forty (40) or $3.375).

                    (5) Subject to the provisions herein contained, and at Landlord's option, computation of the minimum regular hourly wage rate shall be based on the number of hours that a porter or office cleaner is expected to work in any comparison year. In determining said number of hours, Landlord may make reasonable estimates of the average number of days or hours not worked by an average porter or office cleaner, where such days or hours are not specified by, or vary with individual circumstances pursuant to, the union agreement.

          If there is no such union agreement in effect at any time during or prior to the term of this Lease, then all computations and payments shall, nevertheless, be made, but shall be on the basis of the regular hourly wage rates, plus any taxes applicable thereto, actually being paid or accrued at such time by the Landlord or by the contractor performing the cleaning services for Landlord for such porters or office cleaners, as the case may be, or, if there are no such persons employed at the building, then such computation shall be based on the wage rates (without fringe benefits) of porters or office cleaners, as the case may be, at the Empire State Building, New York, New York. Appropriate retroactive adjustment shall thereafter be made if and when the minimum regular hourly wage rate pursuant to such agreement is finally determined; provided, however, that if as of the last day of any comparative year, no union agreement shall be in effect January 1, occurring in such comparative year, then the minimum regular hourly wage rate computed as aforedescribed shall for all purposes hereof be deemed to be the minimum regular hourly wage rate for purposes of this Article, and that no retroactive adjustment shall be made with respect thereto.

          (b) The parties acknowledge that the labor rate is intended to be an index in the nature of a cost of living or other such index; it is not intended to reflect the actual costs of wages or expenses for the building.

          (c) In the event that the labor rate in effect for the comparative year 1999 and any comparative year thereafter following the base year shall exceed the Base Rate, then Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the product obtained by multiplying
(i) the rentable square foot area of the demised premises, by (ii) one cent for each cent (including any fraction of a cent) by which the labor rate in effect during such comparative year exceeds the Base Rate. Subject to subdivision (f) hereof, each such annual amount of additional rent shall commence to be payable, in equal monthly installments, as of the first day of the period for which such labor rate shall have changed; and, after Landlord shall furnish Tenant with an escalation statement relating to such increase in the labor rate, all monthly installments of rent shall contain an item of additional rent equal to one-twelfth (1/12) of the annual amount determined above, until a new change shall take place in the labor rate. In the event that the escalation statement is furnished to the Tenant after the commencement or effective date of any change in the labor rate, there shall be promptly paid by Tenant to Landlord the amount theretofore accrued or allocable to the period prior to the furnishing of the said escalation statement. In the event that the labor rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Landlord in an additional escalation statement furnished by Landlord, so as to reflect such change in the monthly installments, as of the effective date of each such change.

          (d) The statements furnished by Landlord to Tenant, as provided above, shall be prepared in reasonable detail by Landlord. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the labor rate and Porter's Wage escalation additional rent for the periods represented thereby, unless Tenant within sixty (60) days after they are furnished shall in writing challenge their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate.

               If Tenant shall so dispute said statements then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

          (e) In no event shall the fixed annual rent payable under this Lease be reduced by virtue of this Article.

          (f) If the rent commencement date of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that this Lease's term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant as aforesaid, which computations shall either be based on that comparative year's labor rate(s) or be an estimate, based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord thereafter shall cause statements to be prepared on the basis of that comparative year's actual labor rate(s) and, upon Landlord's furnishing such statement to Tenant. Landlord and Tenant shall make appropriate adjustments of amounts then owing or estimated payments theretofore made.

          (g) Notwithstanding any cancellation or termination of the term of this Lease prior to the Lease's expiration date (except in the case of a cancellation by mutual agreement or Tenant's cancellation as of right) Tenant's obligation to pay any and all additional rent under this Article shall continue and shall cover all periods up to the Lease expiration date. Landlord's and Tenant's obligation to make the adjustments referred to in subdivision (f) above shall survive any expiration or sooner termination of the term of this Lease.

          (h) Any delay or failure of Landlord in billing for any additional rent payable as hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

                                 MISCELLANEOUS
                                 -------------

     54.  A.   This Lease constitutes the entire agreement between the parties hereto and no earlier statement or prior written matter shall have any force or effect. Lessee agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by written instrument subscribed by both parties. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors and their permitted assigns.

          B. This Rider modifies and supersedes certain provisions of the printed portion of this Lease. In the event any term, covenant, condition or agreement contained in this Rider to the Lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, then the parties agree that the Rider provision shall prevail.

          C. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

                               RIGHT TO RELOCATE
                               -----------------

55.  A.   Notwithstanding anything to the contrary in this Lease, Landlord shall have the right not more than once during any thirty-six month period of the Lease Term, upon sixty (60) days notice to Tenant ("Notice of Relocation"), to substitute in lieu of the Premises reasonably comparable alternative space ("Alternative Space") in the Building, which shall include a comparable amount of rentable square footage and a reasonably similar number of windows and which shall also include the same type and style of improvements as existed in the Premises immediately prior to the date that Tenant takes occupancy of said Alternative Space. Tenant shall cease its use of the Demised Premises and shall vacate, surrender and deliver same to Landlord, on or before the date set forth in said Notice of Relocation, vacant, broom clean and in the condition otherwise required by this Lease at the expiration or sooner termination thereof, it being understood that Landlord shall be obligated to make the Alternative Space ready for occupancy by Tenant on the date set forth in the Notice of Relocation in the condition set forth in the preceding sentence and that Tenant shall have no obligation to surrender the Premises or pay Rent for the Alternative Space unless and until possession of the Alternative Space has been delivered to Tenant in such condition. In connection therewith, Tenant shall be permitted to relocate to the Alternative Space during non-business hours Monday through Friday or during any weekend after Tenant receives such Notice of Relocation from Landlord, provided that Tenant complies with all other terms, covenants and conditions of this Lease. Provided Tenant fully complies with the above requirements and relocates to the Alternative Space, then said Alternative Space shall be deemed to be the Premises and Landlord shall compensate Tenant for Tenant's actual, reasonable, out-of-pocket moving expenses upon Tenant's submission of paid invoices therefor and the fixed annual rent and additional rent payable under this Lease shall be adjusted, if necessary, so as to reflect any difference between the deemed square foot area of the original Premises and said Alternative Space, provided, however that in no event shall the fixed annual rent and additional rent payable for the Alternative Space be greater than the amount set forth in the granting clause of this Lease.

          B. Any failure by Tenant or Landlord to timely and fully comply with the requirements of Section A, above, shall constitute a material breach of this Lease by them.

          C. Following any relocation undertaken pursuant to this article, Landlord and Tenant shall, at the request of either party, promptly execute and deliver an agreement confirming such relocation and fixing any corresponding adjustments in fixed annual rent and additional rent payable under this Lease.

                               LETTER OF CREDIT
                               ----------------

56. Anything hereinabove to the contrary notwithstanding, Tenant, instead of depositing cash with Landlord as security deposit hereunder, may elect to substitute therefor and deliver to Landlord, as and for a security deposit, hereof, an unconditional, irrevocable, negotiable commercial Letter of Credit (hereinafter called the "Credit"), to be held and used under the security deposit provisions of this Lease, which Credit shall be issued by a bank which is a member of the New York Clearing House Association, in the amount of $31,882.68, naming Landlord (or its successor as Landlord) as beneficiary and authorizing the beneficiary to draw on the bank in said amount, or any portion thereof, available by the sight draft of the beneficiary (which may be executed on behalf of the beneficiary by its agent), without presentation of any other documents, statements or authorizations. The Credit shall have a term of at least twelve (12) months, and it shall by its terms be renewed, automatically, each year, by the bank, the last renewal of which shall be for a term set to expire not earlier than the date occurring ninety (90) days following the date upon which the term of this Lease expires, unless the bank gives written notice to the beneficiary, at least forty-five (45) days prior to the expiration date of the then existing Credit, that the bank elects that it not so be renewed. The Credit shall be transferable. All transfer fees shall be payable by Tenant. The bank shall further agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the bank at its main office located in New York, New York. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

          B. If during the term of this Lease the Credit and/or the proceeds of all or part of said Credit become less than the full amount of the security deposit hereinabove required, then and in such event Tenant shall, upon demand, deposit with Landlord the amount of any security deposit/Credit theretofore used or applied by Landlord pursuant to the terms hereof in order that Landlord shall have the full security deposit on hand at all times during the term of this Lease. If at the expiration of the term of this Lease, Landlord holds all or part of said Credit, and Tenant is not in default under any of the terms, covenants and conditions of this Lease, then Landlord will turn over said Credit to Tenant or assign it to the designee of Tenant; in the event that Tenant shall be in default of the terms of this Lease at the expiration of the term of this Lease, then Landlord shall draw down on the Credit to the extent permitted under this Article and shall return to Tenant the balance, if any, of the Credit.

          C. It shall be the obligation of Tenant during the term of this Lease to deliver to Landlord at least thirty (30) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Landlord has not received such renewal or extension or substitute Credit within twenty (20) days prior to the expiration date of the then existing Credit, then and in such event Landlord shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the security deposit provisions of this Lease. Tenant agrees to reimburse Landlord for any attorneys' fees incurred by Landlord in connection with reviewing the Credit and any renewals, extensions or substitutions therefor, ensuring that the provisions of the Credit and any renewals, extensions or substitutions therefor comply with the provisions of this Article, drawing down upon the proceeds of Credit, or any renewals, extensions or substitution therefor, or ensuring that the security deposit Credit is maintained as required under this Lease.

                                  RENT CREDIT
                                  -----------

     57. If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $15,941.34, to be applied against the first (1st) and second (2nd) monthly installment of fixed annual rent (without electricity) accruing under this Lease after possession of the premises is delivered to Tenant, so that Tenant shall occupy the demised premises free of such fixed annual rent for that period; except that Tenant shall nevertheless be obligated, from and after the commencement date of the term, to pay additional rents hereunder and to make payment of the ERIF portion of the fixed annual rent due under Article 41
                                                                       --
hereof, (anything in said Article 41 to the contrary notwithstanding).
                                  --

          Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of this Lease, breaches any material covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor provided, however, that the amount of such rent credit to be repaid hereunder shall be multiplied by a fraction, the denominator of which is 60, and the numerator of which is the number of months, including portions thereof, remaining in the originally stated term of this Lease following such breach.

                         ASBESTOS CONTAINING MATERIAL
                         ----------------------------

58. Notwithstanding anything to the contrary contained in this Lease, in the event of the existence of any deteriorated asbestos or deteriorated asbestos-containing material (collectively, "ACM") within the Premises, Landlord shall remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law; provided, however, that to the extent that Tenant has (i) disturbed such ACM, (ii) caused such ACM to become friable by the performance of any work or alterations in the Premises including, without limitation, Tenant's Alterations or (iii) installed same, then Tenant shall remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law at its sole cost and expense.

                            CLEANING SPECIFICATIONS
                            -----------------------

A)     GENERAL CLEANING - NIGHTLY
       --------------------------

- Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile. linoleum, rubber, vinyl and other types of flooring

-      Carpet sweep all carpets and rugs four (4) times per week

-      Vacuum clean all carpets and rugs, once (1) per week

-      Police all private stairways and keep in clean condition

- Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

-      Clean all cigarette urns and replace sand or water as necessary

- Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture etc.)

-      Dust all furniture, and window sills as necessary

-      Dust clean all glass furniture tops

-      Dust all chair rails, trim and similar objects as necessary

-      Dust all baseboards as necessary

-      Wash clean all water fountains

-      Keep locker and service closets in clean and orderly condition

B)     LAVATORIES-NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)
       ------------------------------------------------------------

-      Sweep and mop all flooring

- Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges

-      Wash and disinfect all basins, bowls and urinals

-      Wash both sides of all toilet seats

-      Dust all partitions, tile walls, dispensers and receptacles

-      Empty and clean paper towel and sanitary disposal receptacles

- Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

-      Remove all wastepaper and refuse to designated area in the premises

C)     LAVATORIES-PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES)
       ---------------------------------------------------------------------

-      Machine scrub flooring as necessary

- Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary

D)     DAY SERVICES - DUTIES OF THE DAY PORTERS
       ----------------------------------------

-      Police ladies' restrooms and lavatories, keeping them in clean condition

-      Fill toilet dispensers; materials to be furnished by Landlord

-      Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)     SCHEDULE OF CLEANING
       --------------------

- Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

- All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

- All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting